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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                         COMMISSION FILE NUMBER: 0-12185

                          ALASKA APOLLO RESOURCES INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



        PROVINCE OF BRITISH COLUMBIA                   NOT APPLICABLE
       (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

      131 PROSPEROUS PLACE, SUITE 17-A                  40509-1844
             LEXINGTON, KENTUCKY                        (ZIP CODE)
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                                 NOT APPLICABLE
                              (FULL TITLE OF PLAN)

                   WILLIAM S. DAUGHERTY, 131 PROSPEROUS PLACE,
                   SUITE 17-A, LEXINGTON, KENTUCKY 40509-1844
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

   TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE: (606) 263-3948

          AN INDETERMINATE AMOUNT OF PLAN INTERESTS ARE COVERED BY THIS
                 REGISTRATION STATEMENT PURSUANT TO RULE 416(c)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

     TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
           SECURITIES               AMOUNT OF SHARES    OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
        TO BE REGISTERED            TO BE REGISTERED           SHARE                   PRICE              FEE (1)
--------------------------------------------------------------------------------------------------------------------

COMMON STOCK, WITHOUT PAR
VALUE PER SHARE................        300,000               $0.50                  $150,000             $45.45

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

TOTAL                                  300,000               $0.50                  $150,000             $45.45

--------------------------------------------------------------------------------------------------------------------

(1) The registration fee applies to all of the shares of the Common Stock to be issued as a result of this Registration Statement.




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


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Registrant's latest annual report.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report.

         (c) The description of the class of securities to be registered by this Registration Statement, which are registered under Section 12 of the Securities Act of 1934, and which were more fully described in (i) the Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, (ii) the Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, (iii) the Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share, and (iv) the Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, is as follows:

         20,000,000 shares of common stock, without par value per share.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The directors and officers of the Registrant shall be indemnified by the Registrant against all costs, losses, expenses and liabilities incurred by any such director or officer in the course of the Registrant's business according to the Registrant's Articles of Association. In addition, all directors and officers are covered by a director's indemnification agreement.

         The foregoing discussion of the Registrant's Articles of Association is not intended to be exhaustive and is qualified in its entirety by such document.

ITEM 8. EXHIBITS. The exhibits listed in the following index are filed as part of this Registration Statement. The exhibits indicated by an asterisk (*) are incorporated by reference.

         EXHIBIT
         NUMBER              DESCRIPTION OF EXHIBIT

          3(i)(a)* Memorandum and Articles for Catalina Energy & Resources Ltd., a British Columbia corporation, dated January 31, 1979, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(b)* Certificate for Catalina Energy & Resources Ltd., a British Columbia corporation, dated November 27, 1981, changing the name of Catalina Energy & Resources Ltd. to Alaska Apollo Gold Mines Ltd., and further changing the authorized capital of the Registrant from 5,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share, filed as an exhibit to Form 10 Registration Statement filed May 25, 1984. File No. 0-12185.

          3(i)(c)* Certificate of Change of Name for Alaska Apollo Gold Mines Ltd., a British Columbia corporation, dated October 14, 1992, changing the name of Alaska Apollo Gold Mines Ltd. to Alaska Apollo Resources Inc., and further changing the authorized capital of the Registrant from 20,000,000 shares of common stock, without par value per share, to 6,000,000 shares of common stock, without par value per share. Exhibit 3(i)(c) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          3(i)(d)* Altered Memorandum of Alaska Apollo Resources Inc., a British Columbia corporation, dated September 9, 1993, changing the authorized capital of the Registrant from 6,000,000 shares of common stock, without par value per share, to 20,000,000 shares of common stock, without par value per share. Exhibit 3(i)(d) to Form 10-K/A for the Registrant for the fiscal year ended December 31, 1993. File No. 0-12185.

          4*            See Exhibits No. 3(i)(a), (b), (c), and (d).

          5             Opinion of Norman T. Reynolds, Esq.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Kentucky, on May 21, 1997.

                                             ALASKA APOLLO RESOURCES INC.

                                             By  /s/ William S. Daugherty
                                                --------------------------------
                                                 William S. Daugherty, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                              TITLE                                   DATE

       /s/ William S. Daugherty               Chairman of the Board and                    May 21, 1997
       ------------------------                       President
         William S. Daugherty


      /s/ Charles L. Cotterell                        Director                             May 21, 1997
      -------------------------
         Charles L. Cotterell


     /s/ James K. Klyman-Mowczan                      Director                             May 21, 1997
     ---------------------------
       James K. Klyman-Mowczan


        /s/ D. Michael Wallen                    Vice President and                        May 21, 1997
        ---------------------                    Assistant Secretary
          D. Michael Wallen


                          ALASKA APOLLO RESOURCES INC.
                DOCUMENTS CONSTITUTING A SECTION 10(a) PROSPECTUS
                  PURSUANT TO A FORM S-8 REGISTRATION STATEMENT
                               FILED MAY 21, 1997

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

         In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Alaska Apollo Resources Inc. (the "Company") with the Securities and Exchange Commission on May 21, 1997, the following shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933:

         1. GENERAL PLAN INFORMATION.

                  (a) The following Investment Banking Agreement (the "Agreement") between the Company and La Jolla Capital Corporation (the "Participant") with respect to the payment of fees, shares of the Company's common stock, without par value per share (the "Securities"), and the price per share at which the Securities are to be issued to the Participant in payment of its fees are more fully described in Exhibit "A" attached hereto and incorporated herein by reference for all purposes:

Name                                                  Fees          Price per Share    Number of Shares
----                                                  ----          ---------------    ----------------
La Jolla Capital Corporation                        $150,000           $0.50               300,000

                  (b) The Agreement constitutes an employee benefit plan as described in Rule 405 promulgated under the Securities Act of 1933 (the "Plan"). The Securities will be offered pursuant to the Plan.

                  (c) The general nature and purpose of the Plan is allow for the payment of fees due and owing by the Company to the Participant in the form of the Company's registered Securities. The Plan will terminate as soon after August 1, 1997, as the Securities called for in the Plan have been issued to the Participant, which date will not exceed October 31, 1997. It is not contemplated that the Plan will be subject to modification or extension.

                  (d) The Plan does not have any administrators. However, the Participant may contact the Company at the address or telephone number described in Paragraph 11 below to obtain additional information about the Plan.

                  (e) The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Participant is a consultant who has provided provide bona fide services to the Company, none of such services being in connection with the offer or sale of Securities of the Company in a capital-raising transaction.

         2. SECURITIES TO BE OFFERED. The Securities to be offered pursuant to the Plan are shares of the Company's common stock, without par value per share. The common stock of the Company has been registered under Section 12 of the Securities Exchange Act of 1934.

         3. EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN. Only the Participant described above may participate in the Plan.

         4. PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED.

                  (a) The Participant may participate in the Plan only for so long as it takes to file the Registration Statement and issue the Securities to the Participants as called for herein. Thereafter, the Participant shall have any further interest in the Plan. The only Securities to be purchased by the Participant are described herein or in the Agreement between the Company and the Participant. The purchase price per share of the Company's Securities for the Participant is as set forth above.

                  (b) Payment for the Securities to be purchased by the Participant pursuant to the Plan will be the extinguishment of any further liability by the Company to any said Participant with respect to the obligations described herein.

                  (c) There will be no reports delivered to the Participant as to the amounts and status of its account.

                  (d) The Securities will be issued to the Participant, who may sell the Securities in the open market. The Company will receive no fees or other compensation for the Securities other than the extinguishment of the debt to the Participant as described herein.

         5. RESALE RESTRICTIONS. There will be no restrictions on the resale of the Securities by the Participant.

         6. TAX EFFECTS OF PLAN PARTICIPATION. The receipt of the Securities by the Participant will be the receipt of ordinary income since the Securities will have been received by the Participant in exchange for services. Consequently, the Participant will be taxed currently for the value of the Securities pursuant to Section 61 of the Internal Revenue Code of 1986, as amended.

         7. INVESTMENT OF FUNDS. There is no provision under the Plan whereby the Participant may direct the investment of all or any part of the assets under the Plan.

         8. WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST. The Participant is not able to withdraw from, terminate, or assign its interest in the Plan.

         9. FORFEITURES AND PENALTIES. There is no event which could, under the Plan, result in a forfeiture by, or a penalty to, the Participant.

         10. CHARGES AND DEDUCTIONS, AND LIENS THEREFOR. There are no charges and deductions that may be made against the Participant, the Securities, or assets of the Plan, or the creation of any lien on any funds, securities, or other property held under the Plan.

         11. INFORMATION CONTAINED IN THE REGISTRATION STATEMENT. The Company shall furnish to the Participant, without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of the Registration Statement, all of such documents being incorporated by reference in this Section 10(a) Prospectus. The Company shall also furnish to the Participant, without charge, upon written or oral request, any other documents required to be delivered to employees of the Company pursuant to Rule 428(b) promulgated under the Securities Act of 1933. Any such request should be directed to the Company at 131 Prosperous Place, Suite 17-A, Lexington, Kentucky 40509, telephone (606) 263-3948, and telecopier (606) 263-4228.

         12. INFORMATION CURRENTLY FURNISHED. The Participant has been furnished with a copy of the Company's Form 10-K for the fiscal year ended December 31, 1996.

         13. INFORMATION TO BE FURNISHED IN THE FUTURE. The Company shall deliver to the Participant copies of all reports, proxy statements and other communications distributed to its security-holders generally, and such material shall be sent or delivered no later than the time that it is sent to security-holders of the Company.


Attachments:

Exhibit "A" - The Agreement

                          ALASKA APOLLO RESOURCES INC.
                               FORM S-8 PROSPECTUS
                                   EXHIBIT "A"
                          INVESTMENT BANKING AGREEMENT

                          INVESTMENT BANKING AGREEMENT

Agreement made as of April 21, 1997, by and between Alaska Apollo Resources Inc. of 131 Prosperous Place, Suite 17, Lexington, Kentucky 40509 ("Contractor") and La Jolla Capital Corporation, a Nevada corporation, doing business as La Jolla Capital Financial Corporation in California., ("LCAP"), with its principal offices at 4475 Mission Blvd., Suite J, San Diego, California 92109.

                                   WITNESSETH

         WHEREAS, Contractor requires expertise in the area of investment banking to support it's business and growth; and

         WHEREAS, LCAP has substantial contacts among the members of the investment community, investment banking expertise, and desires to act as a consultant to provide investment banking and advisory services.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows

1. CERTAIN DEFINITIONS. When used in this Agreement, the following terms shall have the meanings set forth below:

         1.1  AFFILIATE  - any persons or entities controlled by a party

         1.2  CONTRACTOR - the Contractor who uses the services of LCAP.

         1.3 CONTRACTOR CLIENTS - the Contractor's clients who use the services of LCAP through the Contractor.

         1.4 CONTACT PERSON - The person who shall be primarily responsible for carrying out the duties of the parties hereunder. Contractor and LCAP shall each appoint a Contact Person to be responsible for their respective duties. In the event that one party gives notice to the other party in writing that in their reasonable opinion, the other party's Contact Person is not able to fulfill their duties and responsibilities hereunder, both parties shall mutually agree upon a replacement Contact Person within 10 days of said notice.

         1.5 EXTRAORDINARY EXPENSES - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.

         1.6 EQUITY - cash, securities or liquid assets, specifically excluding real property.

         1.7 PAYMENT OR PAYABLE IN KIND - distribution of the proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.

2. CONTACT PERSONS. The Contact Person for Contractor is William S. Daugherty, President. The Contact Person for LCAP is B. J. Gallison, President.

3. SERVICES TO BE RENDERED BY LCAP. Services to be rendered by LCAP are as follows:

         3.1 ADVICE AND COUNSEL. LCAP will provide advice and counsel regarding Contractor's strategic business and financial plans, strategy and negotiations with potential lenders/investors, merger/acquisition candidates, joint venturers, corporate partners and others involving financial and financially related transactions.

         3.2 INTRODUCTION TO THE SECURITIES BROKERAGE COMMUNITY. LCAP has a close association with numerous broker/dealers and investment professionals across the country and will enable contact between Contractor and/or Contractor Clients to facilitate business transactions among them. LCAP shall use their contacts in the brokerage community to assist Contractor in establishing relationships with securities dealers and to provide the most recent corporate information to interested securities dealers on a regular and continuous basis. LCAP understands that this is in keeping with Contractor's business objective to establish a nationwide network of securities dealers who have an interest in Contractor and/or Contractor Clients.

         3.3 MARKET-MAKING INTELLIGENCE. LCAP is a market-maker in numerous securities and has access through it's market-making facilities and personnel to LCAP proprietary information. LCAP will monitor and react to sensitive market information on a timely basis and provide advice, counsel and proprietary intelligence (including but not limited to, information on price, volume and the identification of market -makers, buyers and sellers) to Contractor in a timely fashion with respect to securities in which Contractor has an interest. Contractor understands that this information is available from other sources but acknowledges that LCAP can provide it in a more timely fashion and with substantial value-added interpretation of such information. The foregoing notwithstanding, no information will be provided to Contractor with respect to the activities of any other LCAP customers or customer accounts without such customer's prior consent.

         3.4 CONTRACTOR AND/OR CONTRACT CLIENT TRANSACTION DUE DILIGENCE. LCAP will undertake due diligence on all proposed financial transactions affecting the Contractor, including investigation and advice on the financial, valuation and stock price implications thereof.

         3.5 ADDITIONAL DUTIES. Contractor and LCAP shall mutually agree upon any additional duties which LCAP may provide for compensation paid or payable by Contractor under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

         3.6 BEST EFFORTS. LCAP shall devote such time and best efforts as may be reasonably necessary to perform its' services. LCAP is not responsible for the performance of any services which may be rendered hereunder without the Contractor providing the necessary information prior thereto. LCAP cannot guarantee results on behalf of Contractor, but shall pursue all avenues available through it's network of financial contacts. At such time as an interest is expressed in contractor's needs, LCAP shall notify Contractor and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by Contractor. It is understood that a portion of the compensation to be paid hereunder is being paid by Contractor to have LCAP remain available to assist it with transactions on an as needed basis.

         4.  COMPENSATION TO LCAP.

         4.1 FEE. Contractor shall pay LCAP a fee of $150,000 for services to be rendered pursuant to this Contract.

         4.2 Time of Payment. The fee provided for in paragraph 4.1 above shall be paid in three equal installments pursuant to the following timetable:

                         Amount                      Date
                         ------                      ----
                         $50,000                     May  20, 1997
                         $50,000                     June 20, 1997
                         $50,000                     August 1, 1997

Any installment not received by LCAP within ten (10) business days of the date above specified shall be considered in arrears.

         4.3 FORM OF PAYMENT. LCAP and the Contractor agree that the fee to be paid pursuant to this paragraph shall be paid in the form of common stock issued by the Contractor and registered with the Securities and Exchange Commission on a Form S-8 Registration Statement under the Securities Act of 1934. Both parties expressly understand that no services may be performed or paid for pursuant to this Agreement in connection with a capital raising transaction. The parties agree that for purposes of this Agreement, the value of the common stock of the Contractor shall be considered to be $0.50 (U.S.) per share.

         4.4 EXTRAORDINARY EXPENSES. Extraordinary expenses of LCAP shall be submitted to Contractor for approval prior to expenditure and, if approval is granted, shall be paid by Contractor, within ten (10) business days of Contractor's receipt of LCAP's request for payment.

         4.5 INTEREST OF FUNDS DUE. Contractor shall pay interest on all installments in arrears at the rate of 10% per annum.

         4.6 EFFECT OF EARLY TERMINATION. In the event that either party, pursuant to Paragraph 9, elects to terminate this contract before the end of the one year term, any installment which is due and payable as of the effective date of the early termination, shall be paid pursuant to the terms of Paragraph 4.2 above. The Contractor shall have no obligation to make any installments which are not due and payable as of the effective date of the early termination.

5. INDEMNIFICATION. Each party shall hold the other party harmless from and against, and shall indemnify the other party, for any liability, loss, and costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

6. CONTRACTOR REPRESENTATIONS. Contractor hereby represents, covenants and warrants to LCAP as follows:

         6.1 AUTHORIZATION. Contractor and it's signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

         6.2 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Contractor or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Contractor is a party, or violate any statue or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         6.3 AGREEMENT IN FULL FORCE AND EFFECT. All contracts, agreements, plans, leases, policies and licenses referenced herein to which Contractor is a party are valid and in full force and effect.

         6.4 LITIGATION. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Contractor threatened against or involving Contract, or which questions or challenges the validity of this Agreement and it's subject matter; and Contractor does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.

         6.5 CONSENTS. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, or local.

         6.6 LCAP RELIANCE. That LCAP has and will rely upon the documents, instruments and written information furnished to LCAP by the Contractor's officers, or designated employees; and:

                  6.6.1 CONTRACTOR MATERIAL. That all representations and statements provided about the Contractor are true and complete and accurate. Contractor agrees to indemnify, hold harmless, and defend LCAP, its officers, directors, agents and employees, at Contractor's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material or written information supplied to LCAP; and: .

                  6.6.2 CONTRACTOR CLIENT AND OTHER MATERIAL. That all representations and statements provided, other than about the Contractor, are, to be the best of it's knowledge, true and complete and accurate.

         6.7  SERVICES NOT EXPRESSED OR IMPLIED.

                  6.7.1 That LCAP that has not agreed with Contractor, in this agreement or any other agreement, verbal or written, to be a market-maker in any specific securities that Contractor or Contractor Client has an interest; and,

                  6.7.2 That any payments made herein to LCAP are not, and shall not be construed as, compensation to LCAP for the purposes of making a market, to cover LCAP out-of-pocket expenses for making a market, or for the submission by LCAP of an application to make a market in any securities; and,

                  6.7.3 That no payments made herein to LCAP are for the purposes of affecting the price of any security or influencing any market-making functions, including but not limited to, bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

7. CONFIDENTIALITY. LCAP and Contractor each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. LCAP and Contractor shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will properly have access to the information through LCAP and Contractor respectively, to first enter into appropriate nondisclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

8.  MISCELLANEOUS PROVISIONS.

         8.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented by written agreement of LCAP and Contractor or by their duly authorized respective officers.

         8.2 WAIVER OF COMPLIANCE. Any failure of LCAP, on the one hand, or Contractor, on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         8.3 EXPENSES: TRANSFER TAXES, ETC. Whether or not the transaction contemplated by this Agreement shall be consummated, LCAP agrees to that all fees and expenses incurred by LCAP, in connection with this Agreement, shall be borne by LCAP and Contractor agrees that all fees and expenses incurred by Contractor in connection with this Agreement shall be borne by Contractor, including, without limitation as to LCAP or Contractor, all fees of counsel and accountants.

         8.4 OTHER BUSINESS OPPORTUNITIES. Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In the case of business activities which would be competitive with the other party, notice shall be given prior to this Agreement or, if such activities are proposed, within 10 days prior to engagement herein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of either party.


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

         8.5 COMPLIANCE WITH REGULATORY AGENCIES. Each party represents to the other party that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and state securities laws.

         8.6 NOTICES. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

         8.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.

         8.8 DELEGATION. Neither party shall delegate the performance of its duties under this agreement without the prior written consent of the other party.

         8.9 PUBLICITY. Neither LCAP nor Contractor shall make or issue or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

         8.10 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Contractor and LCAP agree that if action is instituted to enforce or interpret any provision of this agreement then jurisdiction and venue shall be San Diego County, California.

         8.11 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument.

         8.12 HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

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


         8.13 ENTIRE AGREEMENT. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         8.14 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          8.15 ATTORNEYS' FEES AND COSTS. If any action is necessary to enforce and collect upon the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement

          8.16 SURVIVABILITY. If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.

          8.17 FURTHER ASSURANCES. Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

          8.18 RIGHT TO DATA AFTER TERMINATION. After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.

          8.19 RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create any commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agents and affiliates.

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

9. TERMS OF AGREEMENT AND TERMINATION. This Agreement shall be effective upon execution, and shall continue for one year unless terminated sooner, by either party, upon giving to the other party 30 days written notice, after which time this agreement is terminated.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

"CONTRACTOR"                                ALASKA APOLLO RESOURCES INC.

                                            By: /s/ William S. Daugherty
                                                ------------------------------
                                                William S. Daugherty
                                                President

"LCAP"                                      LA JOLLA CAPITAL CORPORATION

                                            By: /s/ B. J. Gallison
                                                ------------------------------
                                                B. J. Gallison
                                                President


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